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Exhibit 10(iii)

Report Of Independent Public Accountants

To the Board of Directors of
C.M. Life Insurance Company:

We have audited the accompanying statutory statements of income, changes in capital stock and surplus and cash flows of C.M. Life Insurance Company (a Connecticut corporation and a wholly-owned subsidiary of Connecticut Mutual Life Insurance Company) for the year ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

In our originally issued report dated February 15, 1996, we expressed an opinion that the 1995 financial statements, prepared using accounting practices prescribed or permitted by the Insurance Department of the State of Connecticut, presented fairly, in all material respects, the financial position of C.M. Life Insurance Company as of December 31, 1995, and the results of its operations and its cash flows for the year ended December 31, 1995 in conformity with generally accepted accounting principles. Pursuant to the provisions of Statement of Financial Accounting Standards No. 120 (SFAS No. 120), Accounting and Reporting by Mutual Life Insurance Enterprises and by Insurance Enterprises for Certain Long-Duration Participating Contracts, financial statements of mutual life insurance enterprises for periods ending on or before December 15, 1996, prepared using accounting practices prescribed or permitted by insurance regulators (statutory financial statements) are no longer considered presentations in conformity with generally accepted accounting principles when presented for comparative purposes with the enterprise's financial statements for periods subsequent to the effective date of SFAS No. 120. Accordingly, our present opinion on the presentation of the 1995 financial statements in accordance with generally accepted accounting principles, as presented herein, is different from that expressed in our previous report.

In our opinion, because of the effects of the matter discussed in the preceding paragraph, the financial statements referred to above do not present fairly, in conformity with generally accepted accounting principles, the results of operations and cash flows of C.M. Life Insurance Company for the year ended December 31, 1995.

In our opinion, the financial statements referred to above do present fairly, in all material respects, the results of operations and cash flows of C.M. Life Insurance Company for the year ended December 31, 1995 in conformity with accounting practices prescribed or permitted by the Insurance Department of the State of Connecticut.

                                          Arthur Andersen LLP

Hartford, Connecticut
February 15, 1996